Officers And Employees
                                                          ----------------------

                 BIG FOOT FINANCIAL CORP. 1997 STOCK OPTION PLAN

                             STOCK OPTION AGREEMENT
                             ----------------------

________________________________________________________  ______-_______-_______
                 NAME OF OPTION RECIPIENT                 SOCIAL SECURITY NUMBER


________________________________________________________________________________
                                 STREET ADDRESS


_____________________________  _______________________  ________________________
             CITY                       STATE                   ZIP CODE

This Stock Option Agreement is intended to set forth the terms and conditions on which a Stock Option has been granted under the Big Foot Financial Corp. 1997 Stock Option Plan. Set forth below are the specific terms and conditions applicable to this Stock Option. Attached as Exhibit A are its general terms and conditions.


======================================================================================================================
         Option Grant               (A)               (B)               (C)              (D)                (E)
============================= ================  ================  ===============  ================  =================
                 Grant Date:
   Class of Optioned Shares*
     No. of Optioned Shares*
   Exercise Price Per Share*
   Option Type (ISO or NQSO)
           VESTING
     Earliest Exercise Date*
     Option Expiration Date*
============================= ================  ================  ===============  ================  =================

*SUBJECT TO ADJUSTMENT AS PROVIDED IN THE PLAN AND THE GENERAL TERMS AND
 CONDITIONS.

By signing where indicated below, Big Foot Financial Corp. (the "Company") grants this Stock Option with respect to the shares of its common stock, par value $0.01 per share ("Common Stock"), identified above, upon the specified terms and conditions, and the Option Recipient acknowledges receipt of this Stock Option Agreement, including Exhibit A, and agrees to observe and be bound by the terms and conditions set forth herein.

BIG FOOT FINANCIAL CORP.                              OPTION RECIPIENT


By _______________________________________________    __________________________
   NAME:                                                   NAME OF RECIPIENT
   TITLE:  CHAIRMAN, COMPENSATION COMMITTEE

________________________________________________________________________________

INSTRUCTIONS: This page should be completed by or on behalf of the Compensation Committee. Any blank space intentionally left blank should be crossed out. An option grant consists of a number of optioned shares with uniform terms and conditions. Where options are granted on the same date with varying terms and conditions (for example, varying exercise prices or earliest exercise dates), the options should be recorded as a series of grants each with its own uniform terms and conditions.

                                              EXHIBIT A - OFFICERS AND EMPLOYEES
                                              ----------------------------------


                 BIG FOOT FINANCIAL CORP. 1997 STOCK OPTION PLAN

                             STOCK OPTION AGREEMENT
                             ----------------------

                          GENERAL TERMS AND CONDITIONS


                  SECTION 1. INCENTIVE STOCK OPTION. If the Option is designated as an ISO, the Company intends the Option evidenced hereby to be an "incentive stock option" within the meaning of section 422 of the Internal Revenue Code of 1986 ("Code"). If the Option or any part of the Option does not qualify as an "incentive stock option" under the Plan or the Code, the Option or the part not qualifying shall be treated as a Non-Qualified Stock Option under the Code.

                  SECTION 2. OPTION PERIOD. (a) You shall have the right to purchase all or any portion of the optioned Common Stock at any time during the period ("Option Period") commencing on the Earliest Exercise Date and ending on the earliest to occur of the following dates:

                           (i) the close of business on the last day of the
                  3-month period commencing on the date of the termination of all employment with the Company and the Fairfield Savings Bank, F.S.B.; provided, however, that if such termination is on account of death, disability or retirement, such date shall be the last day of the 1-year period commencing on such termination;

                           (ii) the date of Termination for Cause; or

                           (iii) the Option Expiration Date.

                  (b) If the Option is designated as an ISO, the favorable tax treatment applicable to incentive stock options may not apply if it is exercisable more than three months after your termination of employment for reasons other than total and permanent disability (within this meaning of section 22(e)(3) of the Code) or more than one year after your termination of employment due to total and permanent disability.

                  (c) Upon the termination of the your service with the Company, any Option granted hereunder whose Earliest Exercise Date has not occurred is deemed forfeited. In the event your termination results from your death or disability (as defined in the Plan), the date of your termination shall be the Earliest Exercise Date for any options that are not already exercisable. In the event of your retirement (as defined in the Plan) or a change in control (as defined in the Plan), the date of such retirement or change in control shall be the Earliest Exercise Date of any Options that are not already exercisable.

                  SECTION 3. EXERCISE PRICE. During the Option Period, and after the applicable Earliest Exercise Date, you shall have the right to purchase all or any portion of the optioned Common Stock at the Exercise Price per share.

                  SECTION 4. METHOD OF EXERCISE. You may, at any time during the Option Period provided by section 2, exercise your right to purchase all or any part of the optioned Common Stock then available for purchase; PROVIDED, HOWEVER, that the minimum number of shares of optioned Common Stock which may be purchased shall be one hundred (100) or, if less, the total number of shares of optioned Common Stock then available for purchase. You may exercise such right by:

                  (a) giving written notice to the Committee, in the form attached hereto as Appendix A; and

                  (b) delivering to the Committee full payment of the Exercise Price for the optioned Common Stock to be purchased.

The date of exercise shall be the earliest date practicable following the date the requirements of this section 4 have been satisfied, but in no event more than three (3) days after such date. Payment shall be made (i) in United States dollars by certified check, money order or bank draft made payable to the order of Fairfield Savings Bank, F.S.B., (ii) in shares of Common Stock duly endorsed for transfer and with all necessary stock transfer tax stamps attached, already owned by you and having a fair market value equal to the Exercise Price, such fair market value to be determined in such manner as may be provided by the Committee or as may be required in order to comply with or conform to the requirements of any applicable laws or regulations, or (iii) in a combination of
(i) and (ii). If this Option is designated as an ISO, you shall not, without the prior written approval of the Committee, dispose of shares of Common Stock acquired pursuant to the exercise of an "Incentive Stock Option" until after the later of (i) the second anniversary of the date on which the Incentive Stock Option was granted, or (ii) the first anniversary of the date on which the Incentive Stock Option was exercisable.

                  SECTION 5. DELIVERY AND REGISTRATION OF OPTIONED SHARES. As soon as is practicable following the date on which you have satisfied the requirements of section 4, the Committee shall take such action as is necessary to cause the Company to issue a stock certificate evidencing your ownership of the optioned Common Stock that has been purchased. You shall have no right to vote or to receive dividends, nor have any other rights with respect to optioned Common Stock, prior to the date as of which such optioned Common Stock is transferred to you on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which such transfer is effected. The obligation of the Company to deliver Common Stock under this Agreement shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the person to whom such Common Stock is to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Common Stock or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Common Stock under this Agreement prior to (a) the admission of such Common Stock to listing on any stock exchange on which Common Stock may then be listed, or (b) the completion of such registration or other qualification under any state or federal law, rule or regulations as the Committee shall determine to be necessary or advisable.

                  SECTION 6. ADJUSTMENTS IN THE EVENT OF REORGANIZATION. In the event of any merger, consolidation, or other business reorganization in which the Company is the surviving entity, and in the event of any stock split, stock dividend or other event generally affecting the number of shares of Common Stock held by each person who is then a shareholder of record, the number of shares of Common Stock subject to the option granted hereunder and the Exercise Price per share of such option shall be adjusted in accordance with section 8.3 of the Plan to account for such event. In the event of any merger, consolidation, or other business reorganization in which the Company is not the surviving entity, any exercisable option granted hereunder shall be cancelled or adjusted in accordance with the Plan. In the event that the Company shall declare and pay any dividend with respect to shares of Common Stock (other than a dividend payable in shares of Common Stock) which results in a nontaxable return of capital to the holders of shares of Common Stock for federal income tax purposes, or otherwise than by dividend makes distribution of property to the holders of its shares of Common Stock, at the election of the Committee, the Company shall either (i) make an equivalent payment to each Person holding an outstanding Option as of the record date for such dividend or distribution in accordance with section 10.3(a) of the Plan or (ii) adjust the Exercise Price per share of outstanding Options in such a manner as the Committee may determine to be necessary to reflect the effect of the dividend or distribution, or (iii) take any other action described in section 10.3(a) of the Plan.

                  SECTION 7. NO RIGHT TO CONTINUED SERVICE. Nothing in this Agreement nor any action of the Board or Committee with respect to this Agreement shall be held or construed to confer upon you any right to a continuation of service by the Company or the Fairfield Savings Bank, F.S.B. You may be dismissed or otherwise dealt with as though this agreement had not been entered into.

                  SECTION 8. TAXES. Where any person is entitled to receive shares pursuant to the exercise of the Option granted hereunder, the Company shall have the right to require such person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares to cover the amount required to be withheld.

                  SECTION 9. NOTICES. Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

                  (a) If to the Committee:

                      Big Foot Financial Corp.
                      c/o  Fairfield Savings Bank, F.S.B.
                      1190 RFD
                      Long Grove, Illinois  60047

                      Attention:  CORPORATE SECRETARY

                  (b) If to you, to your address as shown in the Company's personnel records.

                  SECTION 10. RESTRICTIONS ON TRANSFER. The option granted hereunder shall not be subject in any manner to anticipation, alienation or assignment, nor shall such option be liable for or subject to debts, contracts, liabilities, engagements or torts, nor shall it be transferable by you other than by will or by the laws of descent and distribution or as otherwise permitted by the Plan. To name a Beneficiary who may exercise your Options following your death, complete the attached Appendix B and file it with the Corporate Secretary of Big Foot Financial Corp.

                  SECTION 11. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and shall be binding upon the Company and you and your respective heirs, successors and assigns.

                  SECTION 12. CONSTRUCTION OF LANGUAGE. Whenever appropriate in the Agreement, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to a section shall be a reference to a section of this Agreement, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings assigned to them under the Plan.

                  SECTION 13. GOVERNING LAW. This Agreement shall be construed, administered and enforced according to the laws of the State of Illinois without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by the federal law.

                  SECTION 14. AMENDMENT. This Agreement may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between the Company and you.

                  SECTION 15. PLAN PROVISIONS CONTROL. This Agreement and the rights and obligations created hereunder shall be subject to all of the terms and conditions of the Plan. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the terms of the Plan, which are incorporated herein by reference, shall control. By signing this Agreement, you acknowledge receipt of a copy of the Plan.

                      APPENDIX A TO STOCK OPTION AGREEMENT
                 BIG FOOT FINANCIAL CORP. 1997 STOCK OPTION PLAN
                       NOTICE OF EXERCISE OF STOCK OPTION

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USE THIS NOTICE TO INFORM THE COMMITTEE ADMINISTERING THE BIG FOOT FINANCIAL CORP. 1997 STOCK OPTION PLAN("PLAN") THAT YOU ARE
EXERCISING YOUR RIGHT TO PURCHASE SHARES OF COMMON STOCK ("SHARES") OF BIG FOOT FINANCIAL CORP. (THE "COMPANY") PURSUANT TO AN
OPTION ("OPTION") GRANTED UNDER THE PLAN. IF YOU ARE NOT THE PERSON TO WHOM THE OPTION WAS GRANTED ("OPTION RECIPIENT"), YOU MUST
ATTACH TO THIS NOTICE PROOF OF YOUR RIGHT TO EXERCISE THE OPTION GRANTED UNDER THE STOCK OPTION AGREEMENT ENTERED INTO BETWEEN
THE COMPANY AND THE OPTION RECIPIENT ("AGREEMENT"). THIS NOTICE SHOULD BE PERSONALLY DELIVERED OR MAILED BY CERTIFIED MAIL,
RETURN RECEIPT REQUESTED TO: BIG FOOT FINANCIAL CORP., C/O FAIRFIELD SAVINGS BANK, 1190 RFD, LONG GROVE, ILLINOIS 60047 ATTENTION:
CORPORATE SECRETARY. THE EFFECTIVE DATE OF THE EXERCISE OF THE OPTION SHALL BE THE EARLIEST DATE PRACTICABLE FOLLOWING THE DATE
THIS NOTICE IS RECEIVED BY THE COMPANY, BUT IN NO EVENT MORE THAN THREE DAYS AFTER SUCH DATE ("EFFECTIVE DATE"). EXCEPT AS
SPECIFICALLY PROVIDED TO THE CONTRARY HEREIN, CAPITALIZED TERMS SHALL HAVE THE MEANINGS ASSIGNED TO THEM UNDER THE PLAN. THIS
NOTICE IS SUBJECT TO ALL OF THE TERMS AND CONDITIONS OF THE PLAN AND THE AGREEMENT.

OPTION INFORMATION   IDENTIFY BELOW THE OPTION THAT YOU ARE EXERCISING BY PROVIDING THE FOLLOWING INFORMATION FROM THE STOCK OPTION
                     AGREEMENT.

     NAME OF OPTION RECIPIENT:  __________________________________________________________________

     OPTION GRANT DATE:         ____________________, __________                     EXERCISE PRICE PER SHARE:   $_________.____
                                (MONTH AND DAY)       (YEAR)


EXERCISE PRICE    COMPUTE THE EXERCISE PRICE BELOW AND SELECT A METHOD OF PAYMENT.

     TOTAL EXERCISE PRICE     ________________      x     $__________.______ = $______________________
                              (No. of Shares)              (Exercise Price)     (Total Exercise Price)

     METHOD OF PAYMENT

          /_/     I enclose a certified check, money order, or bank draft payable to the order of Big Foot
                  Financial Corp. in the amount of                                                               $______________

          /_/     I enclose Shares duly endorsed for transfer to the Company with all stamps attached and
                  having a fair market value of                                                                  $______________

                  Total Exercise Price                                                                           $______________


ISSUANCE OF CERTIFICATES

     I hereby direct that the stock certificates representing the Shares purchased pursuant to section 2 above be issued to the following person(s) in the amount specified below:

                        NAME AND ADDRESS                                         SOCIAL SECURITY NO.           NO OF SHARES

__________________________________________________________________________   ________-________-________   ______________________
__________________________________________________________________________

__________________________________________________________________________   ________-________-________   ______________________
__________________________________________________________________________


WITHHOLDING ELECTIONS    FOR EMPLOYEE OPTION RECIPIENTS WITH NON-QUALIFIED STOCK OPTIONS ONLY. BENEFICIARIES AND OUTSIDE DIRECTORS
                         SHOULD NOT COMPLETE.

     I understand that I am responsible for the amount of federal, state and local taxes required to be withheld with respect to the Shares to be issued to me pursuant to this Notice, but that I may request the Company to retain or sell a sufficient number of such Shares to cover the amount to be withheld. I hereby request that any taxes required to be withheld be paid in the following manner [check one]:

          /_/     With a certified or bank check that I will deliver to the Committee on the day after the Effective Date of my
                  Option exercise.

          /_/     With the proceeds from a sale of Shares that would otherwise be distributed to me.

          /_/     Retain shares that would otherwise be distributed to me.

     I understand that the withholding elections I have made on this form are not binding on the Committee, and that the
     Committee will decide the amount to be withheld and the method of withholding and advise me of its decision prior to the
     Effective Date. I further understand that the Committee may request additional information or assurances regarding the manner and time at which I will report the income attributable to the distribution to be made to me.

     I further understand that if I have elected to have Shares sold to satisfy tax withholding, I may be asked to pay a minimal amount of such taxes in cash in order to avoid the sale of more Shares than are necessary.

COMPLIANCE WITH TAX AND SECURITIES LAWS

S   H     I understand that I must rely on, and consult with, my own tax and legal counsel (and not the Company) regarding the
I   E     application of all laws -- particularly tax and securities laws -- to the transactions to be effected pursuant to my
G   R     Option and this Notice. I understand that I will be responsible for paying any federal, state and local taxes that may
N   E     become due upon the sale (including a sale pursuant to a "cashless exercise") or other disposition of Shares issued pursuant to this Notice and that I must consult with my own tax advisor regarding how and when such income will be reportable.

          ____________________________________________________________________________________                ______________________
                                             SIGNATURE                                                                 DATE
          __________________________________________________________________________________________________________________________
                                                                   ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------INTERNAL USE ONLY------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

CORPORATE SECRETARY
                                            Received  [CHECK ONE]:     /_/        By Hand          /_/        By Mail Post Marked

                                                                                                      ______________________________
                                                                                                             DATE OF POST MARK

By______________________________________________________________________________________________      ______________________________
                           AUTHORIZED SIGNATURE                                                                DATE OF RECEIPT
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

                      APPENDIX B TO STOCK OPTION AGREEMENT
                 BIG FOOT FINANCIAL CORP. 1997 STOCK OPTION PLAN

                          BENEFICIARY DESIGNATION FORM




GENERAL
INFORMATION   USE THIS FORM TO DESIGNATE THE BENEFICIARY(IES) WHO MAY EXERCISE OPTIONS OUTSTANDING TO YOU AT THE TIME OF YOUR
              DEATH.

NAME OF PERSON
MAKING DESIGNATION______________________________________________________________________   SOCIAL SECURITY NUMBER_____-_____-_______



BENEFICIARY   COMPLETE SECTIONS A AND B. IF NO PERCENTAGE SHARES ARE SPECIFIED, EACH BENEFICIARY IN THE SAME CLASS (PRIMARY OR
DESIGNATION   CONTINGENT) SHALL HAVE AN EQUAL SHARE. IF ANY DESIGNATED BENEFICIARY PREDECEASES YOU, THE SHARES OF EACH REMAINING
              BENEFICIARY IN THE SAME CLASS (PRIMARY OR CONTINGENT) SHALL BE INCREASED PROPORTIONATELY.

A PRIMARY BENEFICIARY(IES). I hereby designate the following person as my primary Beneficiary under the Plan, reserving the right to change or revoke this designation at any time prior to my death:

             NAME                                      ADDRESS                    RELATIONSHIP      BIRTHDATE          SHARE


___________________________________  __________________________________________  _______________  _____________  __________________%
                                     __________________________________________

___________________________________  __________________________________________  _______________  _____________  __________________%
                                     __________________________________________

___________________________________  __________________________________________  _______________  _____________  __________________%
                                     __________________________________________
                                                                                                                   Total   =   100%

B CONTINGENT BENEFICIARY(IES). I hereby designate the following person(s) as my contingent Beneficiary(ies) under the Plan to receive benefits only if all of my primary Beneficiaries should predecease me, reserving the right to change or revoke this designation at any time prior to my death as to all outstanding Options:


             NAME                                      ADDRESS                    RELATIONSHIP      BIRTHDATE          SHARE


___________________________________  __________________________________________  _______________  _____________  __________________%
                                     __________________________________________

___________________________________  __________________________________________  _______________  _____________  __________________%
                                     __________________________________________

___________________________________  __________________________________________  _______________  _____________  __________________%
                                     __________________________________________
                                                                                                                   Total   =   100%



S   H     I understand that this Beneficiary Designation shall be effective only if properly completed and received by the
I   E     Corporate Secretary of Big Foot Financial Corp. prior to my death, and that it is subject to all of the terms and
G   R     conditions of the Plan. I also understand that an effective Beneficiary designation revokes my prior designation(s)
N   E     with respect to all outstanding Options.


          _______________________________________________________________________________________        ___________________________
                                            YOUR SIGNATURE                                                          DATE

------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------INTERNAL USE ONLY------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

This Beneficiary Designation was received by the Corporate Secretary of                                Comments
Big Foot Financial Corp. on the date indicated.





By________________________________________________      _________________
             AUTHORIZED SIGNATURE                             DATE

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